SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2015

RX Safes, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193800	27-2928918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Green Valley Parkway, Suite 300 Henderson, NV	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-983-9144

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

On June 23, 2015, pursuant to Article III of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up to two hundred and forty thousand (240,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will be entitled to quarterly dividends at the rate of 6% per annum on their investment. The dividends are payable in cash or common stock. The holders will also have a liquidation preference on the state value of $2.50 per share plus any accumulated but unpaid dividends. The holders are also entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of one (1) vote for each share held. The holders are further entitled to convert each share of their Series A Preferred Stock into one hundred (100) shares of our common stock upon payment of $0.025 per share.

The rights of the holders of Series A Preferred Stock are defined in the relevant Certificate of Designation filed with the Nevada Secretary of State on June 23, 2015, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 3.1	Certificate of Designation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RX Safes, Inc.

/s/ Lorraine Yarde
Lorraine Yarde
CEO
Date: July 1, 2015

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